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                                                                    EXHIBIT 2.11


                             AMENDMENT NUMBER ONE
                                      to
                     Agreement and Plan of Reorganization
                  dated as of the 23rd day of February, 1998
                               (the "Agreement")
                                 by and among
                      UNITED ROAD SERVICES, INC. ("URSI")
                       KEYSTONE TOWING, INC. ("COMPANY")
                                      and
                the STOCKHOLDERS named therein ("STOCKHOLDERS")



        This AMENDMENT NUMBER ONE (the "First Amendment") to Agreement and Plan of Reorganization dated as of the 23rd day of February, 1998 (the "Agreement") by and among URSI, the COMPANY and the STOCKHOLDERS is executed and delivered this _______ day of April, 1998, as follows. Capitalized terms used in this First Amendment shall have the same meaning as set forth in the Agreement.



                               PREAMBLE


        The parties have determined that it is a condition to the consummation of the Merger under Section 9.9 of the Agreement that the COMPANY obtain advance approval (the "OPG Consent") for the transfer by way of merger from the COMPANY to URSI of rights which the COMPANY has under the OPG Contract (as defined below) prior to the consummation of the Merger, and URSI, the COMPANY and the STOCKHOLDERS desire to amend the Agreement by entering into this First Amendment. Each of the parties acknowledges, were it not for the necessity of obtaining the OPG Consent, that the Merger would have occurred immediately prior to the closing of the IPO (such time immediately prior to the closing of the IPO being hereinafter referred to for all purposes of the Agreement and this First Amendment as the "Effective Reorganization Date"). In executing and delivering this First Amendment, the parties do not intend to alter the terms and conditions of the Agreement, other than to extend the time for the consummation of the Merger to that time (the "Effective Time of the Merger," as defined below) on the first business day immediately following the obtaining of the OPG Consent (such Merger being subject always to the representations and warranties of URSI, the COMPANY and the STOCKHOLDERS remaining true as of the Effective Time of the Merger, to the respective covenants required to be performed by the Effective Time of the Merger being performed as of such time, and to the conditions required to be satisfied by the Effective Time of the Merger being satisfied as of such time, all as set forth in the Agreement and this First Amendment).

        The parties intend upon the subsequent consummation of the Merger at the Effective Time of the Merger (a) that all of the benefits and

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burdens of the ownership of the shares of URSI stock to be received by the
STOCKHOLDERS upon the Merger shall pass to the STOCKHOLDERS effective as of the Effective Reorganization Date and such STOCKHOLDERS shall bear the risk of any depreciation in the value of such shares and shall have the benefit of any appreciation in the value of such shares on and after the Effective Reorganization Date, and (b) that all of the benefits and burdens of the ownership of the COMPANY shall pass to URSI effective as of the Effective Reorganization Date and all income, gain or loss earned or incurred by the Company, and all appreciation or deprecation in the value of the COMPANY occurring on and after the Effective Reorganization Date, shall inure exclusively to the benefit or detriment of URSI. The parties intend that all aspects of the parties' relationships as set forth in the Agreement, as amended by this First Amendment, shall be governed and construed in accordance with the statement of the parties' intent as set forth in this Preamble and this First Amendment (to the extent not otherwise inconsistent with applicable accounting principles and law governing these relationships).

        IN WITNESS WHEREOF and for good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby execute and deliver this First Amendment as of the date set forth above and the Agreement is hereby amended in the following respects:

1.  URSI Authorized and Issued Stock.  In Section 1.4(ii), the introductory
    --------------------------------
phrase "immediately prior to the Closing Date" is deleted and replaced by "immediately prior to the closing of the IPO."

2.  Conversion of Stock.
    -------------------

    (a) Sections 2.1 and 2.2 of the Agreement are revised to read in full as follows:


                2.1 Manner of Conversion.  The manner of converting the shares
                    --------------------
            of COMPANY Stock (all of which are owned by a single Stockholder) into URSI Stock shall be as follows:

                As of the Effective Time of the Merger:

                (i) one-half of the shares of COMPANY Stock       issued and
          outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent that number of shares of URSI Stock determined pursuant to Section 2.2 below, such shares to be distributed to STOCKHOLDERS as provided in Part IA.1 of Annex I hereto;


               (ii) the other one-half of the shares of COMPANY stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on

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          the part of the holder thereof, automatically shall be deemed to represent the right to receive the amount of cash determined pursuant to Section 2.2 below, such cash to be distributed to STOCKHOLDERS as provided in Part IA.2 of Annex I hereto; and

                (iii) all shares of COMPANY Stock that are held by COMPANY as treasury stock or owned by any COMPANY Subsidiary shall be cancelled and retired and no shares of URSI Stock or other consideration shall be delivered or paid in exchange therefor.

                    In the event that URSI shall make any dividend or
            other distribution on shares of URSI Stock after the Effective Reorganization Date and prior to the Effective Time of the Merger, URSI shall deliver to the STOCKHOLDERS at the Closing an amount equal to all such dividends or distributions which would have been received by the STOCKHOLDERS if the shares of URSI Stock received by the STOCKHOLDERS had been properly authorized, issued and outstanding and held by the STOCKHOLDERS on and after the Effective Reorganization Date. At the Effective Time of the Merger, URSI shall have no class of capital stock issued and outstanding which, as a class, shall have any rights or preferences senior to the shares of URSI Stock received by the STOCKHOLDERS, including, without limitation, any rights or preferences as to dividends or as to the assets of URSI upon liquidation or dissolution or as to voting rights.

                2.2 Calculation of URSI Shares.  One-half of the shares of
                    --------------------------
            COMPANY Stock shall be converted, as a result of the Merger, into the number of shares of URSI Stock as provided in Part IA.1 to Annex I attached hereto, and the other one-half of the shares of COMPANY Stock shall be converted, as a result of the Merger, into the amount of cash determined as set forth in Part IA.2 to Annex I attached hereto. The URSI Stock and the amount of cash to be received, respectively, by the stockholders of each of the Other Companies will be determined as set forth in Part II to Annex I, provided that the stockholders of certain Other Companies may receive URSI Stock or cash or both that is contingent upon future revenues, and Part II to Annex I does not describe such contingent URSI Stock.

    b) Subsections 1 and 2 of Part IA of Annex I are revised to read in full as follows:

            A.  Fixed consideration to be paid to STOCKHOLDERS:

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                1. Aggregate fixed consideration to be paid to
            STOCKHOLDERS in conversion of one-half of the shares of COMPANY
            Stock:  377,624 shares of URSI Stock.

                2. Aggregate fixed consideration to be paid to
            STOCKHOLDERS in conversion of the other one-half of the shares of COMPANY Stock: $4,531,488 in cash.

3.  Deliveries at Pre-Closing.  The following sentence is added at the end of
    -------------------------
Section 4.1: "Despite the foregoing, documents which by their nature cannot be delivered until the Closing, such as, for example, the opinions of counsel contemplated by Sections 8.5 and 9.8 and the certificates of good standing contemplated by Sections 8.9 and 9.10, need not be delivered until the Closing Date."

4.  Closing Date.  The first two sentences of Section 4.2 of the Agreement are
    ------------
revised to read in full as follows:

        On the date ("Closing Date") which is the later of (i) the date when the closing with respect to the IPO occurs or (ii) the first business day after the date when the Los Angeles City Council approves URSI as the successor to COMPANY under that certain Contract Number 56833 between the City of Los Angeles Department of General Services and COMPANY for the operation of an Official Police Garage in the Van Nuys area (the "OPG Contract"), the Articles of Merger shall be filed with the appropriate state authorities, or if already filed shall become effective, and all transactions contemplated by the Agreement, including the conversion of shares of COMPANY Stock into shares of URSI Stock, the delivery of shares of URSI Stock, and the delivery of a certified check or checks in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger, shall occur and be deemed to be completed.

5.  No Payment by Underwriters.  In the second sentence of Section 4.2, the
    --------------------------
phrase "by the Underwriters (as defined in Section 5.29)" is deleted.

6.  Timing of Certain URSI Representations and Warranties.
    -----------------------------------------------------

        (a) The introduction to Section 6 is revised to read in full as follows:

        URSI represents and warrants that (i) the representations and warranties in Sections 6.1-6.5 and 6.10-6.12 are true at the date of this Agreement and shall be true at the time of Pre-Closing and the Closing Date, (ii) the representations and warranties in Sections 6.6-6.9 are true at the date of this Agreement and shall be true until the

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        closing of the IPO, (iii) all of the following representations and warranties shall survive the Closing Date until the Expiration Date and
        (iv) solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO the STOCKHOLDERS actually incur liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period.

        (b) In each place in Sections 6.6-6.9 when the phrase "Closing Date" appears, it is deleted and replaced by "closing of the IPO."

        (c) Section 8.1 of the Agreement is revised to read in full as follows:

        8.1 Representations and Warranties; Performance of Obligations. All
            ----------------------------------------------------------
        representations and warranties of URSI contained in Sections 6.1-6.5 and 6.10-6.12 shall be true and correct in all material respects as of the Pricing Date and the Closing Date, and all representations and warranties of URSI contained in Sections 6.6-6.9 shall be true and correct in all material respects as of the Pricing Date and the closing of the IPO, as though such representations and warranties had been made as of that date; each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by URSI on or before the Pricing Date and the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Pricing Date and the Closing Date and signed by the President or any Vice President of URSI shall have been delivered to the STOCKHOLDERS.

7.  URSI Prohibited Activities.  In the introduction to Section 7.7, the phrase
    --------------------------
"Closing Date" is deleted and referred by "closing of the IPO."

8.  Amendment of Schedules.  Section 7.9 of the Agreement is revised to read in
    ----------------------
full as follows:

        7.9 Amendment of Schedules.  Each party hereto agrees that, with respect
            ----------------------
        to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that
                                                 --------
        supplements and amendments to Schedules 5.10, 5.11 and 5.14 shall only have to be delivered at the Closing, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of

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        business. In the event that (i) the COMPANY amends or supplements a
        Schedule pursuant to this Section 7.9 at or before the Pre-Closing and URSI and a majority of the Founding Companies do not consent to the effectiveness of such amendment or supplement at or before the Pre-Closing or (ii) the COMPANY amends or supplements a Schedule pursuant to this Section 7.9 after the pre-Closing and URSI does not consent to the effectiveness of such amendment or supplement at or before the Closing, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that (i) URSI amends or supplements a Schedule pursuant to this Section 7.9 at or before the Pre-Closing and COMPANY and a majority of the Founding Companies do not consent to the effectiveness of such amendment or supplement at or before the Pre-Closing or (ii) URSI amends or supplements a Schedule pursuant to this Section 7.9 after the Pre-Closing and the COMPANY does not consent to the effectiveness of such amendment or supplement at or before the Closing, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.9. In the event that one of the other Founding Companies amends or supplements a Schedule pursuant to Section 7.9 of one of the Other Agreements at or before the Pre-Closing, URSI shall give the COMPANY notice promptly after it has knowledge thereof. If URSI, COMPANY and a majority of the Founding Companies do not consent to the effectiveness of such amendment or supplement at or before the Pre-Closing, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. For purposes of this Section 7.9, URSI shall be deemed to have given its consent to the effectiveness of any amendment or supplement to a
        Schedule if URSI does not notify COMPANY of its disapproval within 48 hours after URSI is notified of such amendment or supplement, and COMPANY and each other Founding Company shall be deemed to have given its consent to the effectiveness of any amendment or supplement to a
        Schedule if COMPANY or such other Founding Company, as applicable, does not notify URSI of its disapproval within 48 hours after COMPANY or such other Founding Company, as applicable, is notified of such amendment or supplement.


9.  Good Standing Certificates.  In Sections 8.9 and 9.10, the phrase "Pre-
    --------------------------
Closing" is deleted and replaced by "Closing Date."

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10. Date of Opinion of Counsel for COMPANY and the STOCKHOLDERS.  In Section
    -----------------------------------------------------------
9.8, the phrase "Pricing Date" is deleted and replaced by "Closing Date."

11. Termination for Default.  Section 12.1(iii) is revised to read in full as
    -----------------------
follows:

        (iii) before the delivery of shares of URSI Stock on the Closing Date, by the STOCKHOLDERS or COMPANY, on the one hand, or by URSI on the other hand, if a material breach or default shall be made by the other in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and such default shall not have been cured and shall not reasonably be expected to be cured on or before such delivery of shares.

12. Outside Date.  Section 12.1(vi) is revised to read in full as follows:
    ------------

        (vi) after the Pre-Closing and before the Closing Date, by the STOCKHOLDERS or COMPANY, on the one hand, or URSI, on the other hand, if the Closing Date does not occur by September 1, 1998, time being of the essence.

13. Certain Demand Registration Rights.
    ----------------------------------

        (a) In the first sentence of the first paragraph of Section 17.2, the phrase "Closing Date" is deleted and replaced by "the closing of the IPO."

        (b) In the first sentence of the last paragraph of Section 17.2, the phrase "on the date of the IPO" is deleted and replaced by "on the Closing Date."

14. Opinion of Counsel for URSI.
    ---------------------------

        (a) Numbered paragraph 3 of Annex V is revised to read in full as follows:

        3. The authorized and outstanding capital stock of URSI immediately prior to the closing of the IPO was as set forth in the URSI prospectus (the "Prospectus"), dated [_____________], relating to the sale to the public of [_____________] shares of URSI; each share of stock to be issued to the STOCKHOLDERS has been duly and validly authorized and issued; upon consummation of the transactions set forth in the Agreement each of such shares will be fully paid and nonassessable; and, to our knowledge, none of such shares will have been issued in violation of the preemptive rights of any stockholder of URSI.

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        (b) Numbered paragraph 4 of Annex V is deleted.



Date:______________, 1998   UNITED ROAD SERVICES, INC.


                            By__________________________________
                            Name:   Edward T. Sheehan
                            Title:  President


Date:______________, 1998   STOCKHOLDERS:


                            ____________________________________
                            MARK J. HENNINGER


Date:______________, 1998   KEYSTONE TOWING, INC.


                            By__________________________________
                            Name:
                            Title:

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